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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-01507) of our report dated February 7, 1996, on our audits of the consolidated financial statements of Olsten Corporation and Subsidiaries as of December 31, 1995 and January 1, 1995, and for each of the three years in the period ended December 31, 1995, which is included in Olsten Corporation's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.



New York, New York


March 14, 1996